Exhibit 99.1

Investor Relations Contact:
Anurag Maheshwari, 321-727-9383
anurag.maheshwari@harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@harris.com

Harris Corporation Reports Solid Fiscal 2018 Second Quarter Results
with Strong Revenue Growth

•	2Q18 revenue up 6% to $1.5 billion; orders up 13%

•	2Q18 EPS from continuing operations down 12% to $1.15 GAAP; up 21% to $1.67 non-GAAP

•	2Q18 results impacted by $52 million one-time, non-cash write-down of deferred tax assets and $26 million lower tax rate benefit from enactment of Tax Cuts and Job Act of 2017

•	1H18 revenue up 3% to $2.9 billion; EPS from continuing operations up 3% to $2.52 GAAP and up 15% to $3.05 non-GAAP

•	1H18 operating cash flow up 26% to $373 million; free cash flow up 34% to $330 million

•	Solid operating performance plus tax reform resulting in increased EPS guidance for fiscal 2018
___________________________________________________________________________________________
MELBOURNE, Fla., Jan. 30, 2018 — Harris Corporation (NYSE:HRS) reported fiscal 2018 second quarter revenue of $1.54 billion, up 6% compared with the prior year. Earnings per diluted share from continuing operations was $1.15 (GAAP) and $1.67 (non-GAAP1), compared with $1.30 (GAAP) and $1.38 (non-GAAP1) in the prior year. Operating cash flow was $278 million and free cash flow was $258 million compared with operating cash flow of $252 million and free cash flow of $224 million in the prior year.
"We generated solid results in the second quarter driven by the strongest revenue growth we have achieved in more than seven years, including a 26% increase in tactical radio sales," said William M. Brown, chairman, president and chief executive officer. “In the first half, revenue and orders were up in all segments, and company book-to-bill was a robust 1.3. As a result of our strong performance and improved revenue outlook despite a lengthened continuing resolution, as well as benefits from tax reform, we have increased EPS guidance for the fiscal year."

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1Non-GAAP earnings per diluted share from continuing operations for fiscal 2018 second quarter excludes non-cash charges from a one-time write-down of deferred tax assets and from an adjustment for deferred compensation and for fiscal 2017 second quarter excludes Exelis acquisition-related charges. Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Summary Financial Results

($ millions, except per share data)	Second Quarter			First Half
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Orders	$1,390	$1,234	13%	$3,695	$2,973	24%
Revenue	$1,535	$1,449	6%	$2,948	$2,869	3%

(GAAP comparison)
Operating income	$272	$277	(2)%	$544	$523	4%
Operating margin	17.7%	19.1%	(140)bps	18.5%	18.2%	30bps
Earnings per share	$1.15	$1.30	(12)%	$2.52	$2.45	3%

(Non-GAAP comparison)
Operating income*	$284	$290	(2)%	$556	$553	1%
Operating margin*	18.5%	20.0%	(150)bps	18.9%	19.3%	(40)bps
Earnings per share*	$1.67	$1.38	21%	$3.05	$2.66	15%

*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Second quarter revenue increased 6%, with growth in Communication Systems and Electronic Systems partially offset by a slight decline in Space and Intelligence Systems. The decrease in GAAP EPS was primarily due to non-cash charges in the second quarter of fiscal 2018 from a $52 million one-time write-down of deferred tax assets and from an adjustment for deferred compensation, partially offset by the absence of Exelis acquisition-related charges incurred in the second quarter of fiscal 2017. Non-GAAP EPS increased by $.29, which includes $.21 of benefit from tax reform and $.08 from higher volume, operational excellence, higher pension income and a lower share count, partially offset by the absence of a $22 million favorable contract adjustment incurred in the second quarter of fiscal 2017. Non-GAAP operating margin remained strong at 18.5%. Orders increased 13% to $1.4 billion.
First half revenue increased 3%, with growth across all three segments. GAAP EPS was up 3% due to the absence of Exelis acquisition-related charges incurred in the first half of fiscal 2017, partially offset by the non-cash charges incurred in the second quarter of fiscal 2018. Non-GAAP EPS was up 15% on increased volume, benefit from tax reform, higher pension income, strong program execution and year-over-year integration synergy savings, partially offset by a $36 million unfavorable impact from the ADS-B program. Non-GAAP operating margin was strong at 18.9%. Orders grew 24%, resulting in a book-to-bill of 1.3.

Communication Systems

($ millions)	Second Quarter			First Half
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Revenue	$489	$413	18%	$899	$843	7%
Operating income	$144	$121	19%	$262	$239	10%
Operating margin	29.5%	29.3%	20bps	29.1%	28.4%	70bps

The 18% increase in second quarter segment revenue was primarily due to a 56% increase in DoD Tactical revenue driven by readiness demand across all the Services and a 9% increase in International Tactical revenue from strong growth in the Middle East. Operating income grew 19% on increased volume and operational efficiencies.
DoD Tactical momentum continued in the second quarter, with both ground tactical and airborne awards:

•	$765 million ceiling, 5-year, single-award IDIQ contract with the U.S. Navy to provide tactical radios and ancillary devices

•	$71 million contract modification from the U.S. Army for single-channel ground and airborne radio systems (SINCGARS)

•	$60 million order from the U.S. Air Force for Falcon III® tactical radios

•	$42 million order from the U.S. Army for the Security Force Assistance Brigade for Falcon III® tactical radios and waveforms

International Tactical received several key orders for modernization programs and ongoing counter-terrorism support:

•	$45 million from Iraq for security forces modernization

•	$18 million from Afghanistan to provide sustainment services to its security forces

•	$10 million from the Royal Danish Army for tactical vehicular radio systems

Electronic Systems

($ millions)	Second Quarter			First Half
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Revenue	$584	$570	2%	$1,124	$1,107	2%
Operating income	$101	$134	(25)%	$210	$245	(14)%
Operating margin	17.3%	23.5%	(620)bps	18.7%	22.1%	(340)bps

The 2% increase in second quarter segment revenue reflected higher volume in Avionics, with growth on the F-35 and several other platforms, and in C4ISR from the ramp of the UAE battle management system and U.K. robotics programs, partially offset by contract adjustments in Mission Networks, including the absence of the favorable prior-year adjustment on the ADS-B program. Operating income declined 25% as strong performance on Electronic Warfare (EW) programs and the benefit of higher volume in Avionics were more than offset by the contract adjustments in Mission Networks, higher R&D expenses and unfavorable mix.
New awards continued to strengthen the company's strategic position in Avionics on both domestic and international large platforms. Domestic awards included a $93 million contract for F-35 LRIP 11 release systems and a $48 million, 5-year block buy contract for LRIP 12-14 in support of the F-35 antenna production program. International awards included a $25 million contract for release systems to support Qatar F-15s and a development contract for release systems on the Korean Next Generation Indigenous Fighter with significant follow-on potential.

Space and Intelligence Systems

($ millions)	Second Quarter			First Half
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Revenue	$465	$468	(1)%	$931	$921	1%
Operating income	$81	$76	7%	$168	$155	8%
Operating margin	17.4%	16.2%	120bps	18.0%	16.8%	120bps

Second quarter segment revenue declined slightly as higher revenue from Classified programs was more than offset by lower revenue from environmental programs. Operating income increased 7% to $81 million on productivity and incremental pension income.
Order momentum continued in Classified programs as further progress on investments in innovative ground processing capabilities and small satellite technology resulted in additional funding for an award announced in the first quarter of fiscal 2018 and in a multi-million dollar, multi-year award in ground processing for next generation operational software. The segment also received additional funding from the National Geospatial-Intelligence Agency for an IDIQ contract received in the third quarter of fiscal 2017 to perform search and retrieval services for geospatial products.
Additionally, funding support continued for key environmental programs, including a $25 million award for GOES-R program sustainment and two new awards totaling up to $95 million to monitor weather satellite transmission interference for the U.S. Department of Commerce and to provide satellite ground capabilities for the U.S. Air Force weather satellite recapitalization effort.

Cash and Capital Deployment

($ millions)	Second Quarter			First Half
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Net cash provided by operating activities	$278	$252	$26	$373	$295	$78
Free cash flow*	$258	$224	$34	$330	$246	$84

*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

In the first half of fiscal 2018, Harris generated free cash flow of $330 million and returned $287 million to shareholders through dividends and share repurchases, ending the period with $422 million of cash.

Guidance
As a result of the company's strong first half performance and benefits from tax reform, Harris updated its guidance for fiscal 2018 to the following:

•	Revenue in a range of $6.08 - 6.14 billion, up 3 - 4% from fiscal 2017 (tightened from previous guidance of $6.02 - 6.14 billion, up 2 - 4%)

•
GAAP EPS from continuing operations in a range of $5.78 - $5.98 and non-GAAP EPS[2] from continuing operations in a range of $6.30 - $6.50 (an increase from previous guidance of $5.85 - $6.05 GAAP and non-GAAP)

•	Free cash flow of approximately $900 million (tightened from previous guidance of $850 - 900 million)

•	Share repurchases of $200 million (up $50 million from previous guidance)

•	Tax rate of approximately 28% GAAP; 23% non-GAAP (a decrease from approximately 28.5% previously, including a half-year benefit of 5 percentage points from tax reform)
Conference Call and Webcast
Harris will host a conference call today, January 30, at 8:30 a.m. Eastern Time (ET) to discuss its fiscal 2018 second quarter financial results. The dial-in numbers for the teleconference are (U.S.) (877) 407-6184 and (International) (201) 389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.harris.com/investors/financial-reports. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on January 30.
About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Electronic Systems and Space and Intelligence Systems. Learn more at harris.com.

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2Non-GAAP EPS from continuing operations guidance excludes non-cash charges in the second quarter of fiscal 2018 from a one-time write-down of deferred tax assets and from an adjustment for deferred compensation. Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including operating income, operating margin and earnings per diluted share from continuing operations for the second quarter and first half of fiscal 2018 and expected earnings per diluted share from continuing operations for fiscal 2018, in each case excluding non-cash charges in the second quarter of fiscal 2018 from a one-time write-down of deferred tax assets and from an adjustment for deferred compensation; operating income, operating margin and earnings per diluted share from continuing operations for the second quarter and first half of fiscal 2017, in each case excluding acquisition-related charges; and free cash flow for the second quarter and first half of fiscal 2018 and the second quarter and first half of fiscal 2017 and expected free cash flow for fiscal 2018, in each case excluding cash flow for net capital expenditures. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Attachments: Financial statements (8 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings, revenue, free cash flow, share repurchase and tax rate guidance for fiscal 2018; changes in earnings guidance for fiscal 2018; potential contract opportunities and awards; the potential value of contract awards; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company's relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company's IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company's ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company's ability to manage and integrate acquired businesses and realize expected benefits and the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company's business generally; performance of the company's subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company's effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company's credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company's operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company's ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; or potential tax, indemnification and other liabilities and exposures related to Exelis' spin-off of Vectrus, Inc. and Exelis' spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

Table 1
HARRIS CORPORATION
FY '18 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 29, 2017	December 30, 2016(A)	December 29, 2017	December 30, 2016(A)

	(In millions, except per share amounts)
Revenue from product sales and services	$1,535	$1,449	$2,948	$2,869
Cost of product sales and services	(999)	(920)	(1,897)	(1,817)
Engineering, selling and administrative expenses	(264)	(252)	(507)	(529)
Operating income	272	277	544	523
Non-operating income (loss)	(2)	1	(2)	2
Interest income	1	1	1	1
Interest expense	(42)	(44)	(83)	(88)
Income from continuing operations before income taxes	229	235	460	438
Income taxes	(90)	(72)	(154)	(130)
Income from continuing operations	139	163	306	308
Discontinued operations, net of income taxes	—	14	(6)	29
Net income	$139	$177	$300	$337

Net income per common share
Basic
Continuing operations	$1.17	$1.32	$2.57	$2.49
Discontinued operations	—	0.10	(0.05)	0.22
	$1.17	$1.42	$2.52	$2.71
Diluted
Continuing operations	$1.15	$1.30	$2.52	$2.45
Discontinued operations	—	0.10	(0.05)	0.23
	$1.15	$1.40	$2.47	$2.68

Cash dividends paid per common share	$0.57	$0.53	$1.14	$1.06
Basic weighted average common shares outstanding	118.5	123.7	118.8	123.8
Diluted weighted average common shares outstanding	120.9	125.4	121.1	125.5
(A)Certain amounts reclassified to conform with current period presentation

Table 2
HARRIS CORPORATION
FY '18 Second Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 29, 2017	December 30, 2016(A)	December 29, 2017	December 30, 2016(A)

	(In millions)
Revenue
Communication Systems	$489	$413	$899	$843
Electronic Systems	584	570	1,124	1,107
Space and Intelligence Systems	465	468	931	921
Corporate eliminations	(3)	(2)	(6)	(2)
	$1,535	$1,449	$2,948	$2,869
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Communication Systems	$144	$121	$262	$239
Electronic Systems	101	134	210	245
Space and Intelligence Systems	81	76	168	155
Unallocated corporate expense	(55)	(53)	(96)	(114)
Corporate eliminations, net	1	(1)	—	(2)
Non-operating income (loss)	(2)	1	(2)	2
Net interest expense	(41)	(43)	(82)	(87)
	$229	$235	$460	$438
(A)Certain amounts reclassified to conform with current period presentation of our former government IT services business as discontinued operations, including reallocation of stranded costs and Financial Accounting Standards pension income previously reported as part of our Critical Networks segment.

Table 3
HARRIS CORPORATION
FY '18 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Two Quarters Ended
	December 29, 2017	December 30, 2016(A)

	(In millions)
Operating Activities
Net income	$300	$337
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80	101
Amortization of intangible assets from Exelis Inc. acquisition	50	66
Share-based compensation	24	22
Qualified pension plan contributions	—	(103)
Pension income	(68)	(49)
(Increase) decrease in:
Accounts receivable	(19)	125
Inventories	(102)	(50)
Increase (decrease) in:
Accounts payable	(78)	(47)
Advance payments and unearned income	38	(58)
Other	148	(49)
Net cash provided by operating activities	373	295
Investing Activities
Additions of property, plant and equipment	(43)	(49)
Adjustments to proceeds from sales of businesses	(2)	(25)
Net cash used in investing activities	(45)	(74)
Financing Activities
Net proceeds from borrowings	248	185
Repayments of borrowings	(363)	(300)
Proceeds from exercises of employee stock options	18	27
Repurchases of common stock	(150)	(100)
Cash dividends	(137)	(134)
Other financing activities	(10)	(19)
Net cash used in financing activities	(394)	(341)
Effect of exchange rate changes on cash and cash equivalents	4	(6)
Net decrease in cash and cash equivalents	(62)	(126)
Cash and cash equivalents, beginning of year	484	487
Cash and cash equivalents, end of quarter	$422	$361
(A)Certain amounts reclassified to conform with current period presentation

Table 4
HARRIS CORPORATION
FY '18 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	December 29, 2017	June 30, 2017

	(In millions)
Assets
Cash and cash equivalents	$422	$484
Receivables	642	623
Inventories	942	841
Property, plant and equipment	878	904
Goodwill	5,374	5,366
Other intangible assets	1,048	1,104
Other assets	550	768
	$9,856	$10,090
Liabilities and Equity
Short-term debt	$5	$80
Accounts payable	462	540
Compensation and benefits	120	140
Advance payments and unearned income	290	252
Current portion of long-term debt	523	554
Defined benefit plans	1,202	1,278
Long-term debt, net	3,391	3,396
Other liabilities	869	922
Equity	2,994	2,928
	$9,856	$10,090

HARRIS CORPORATION
FY '18 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, operating income, operating margin and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '18 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 29, 2017	December 30, 2016(A)	December 29, 2017	December 30, 2016(A)
GAAP income from continuing operations per diluted common share	$1.15	$1.30	$2.52	$2.45
Adjustment for one-time non-cash charge from a write-down of deferred tax assets	0.43	—	0.43	—
Adjustment for one-time non-cash charge from an adjustment for deferred compensation	0.09	—	0.10	—
Adjustment for Exelis Inc. acquisition-related charges	—	0.08	—	0.21
Non-GAAP income from continuing operations per diluted common share	$1.67	$1.38	$3.05	$2.66

(A)Certain amounts reclassified to conform with current period presentation of our former government IT services business as discontinued operations

Table 6
HARRIS CORPORATION
FY '18 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Operating Income and Operating Margin
(Unaudited)

	Quarter Ended			Two Quarters Ended
	December 29, 2017			December 29, 2017
	As Reported	Adjustment(B)	Non-GAAP	As Reported	Adjustment(B)	Non-GAAP

	(In millions)
Revenue	$1,535	$—	$1,535	$2,948	$—	$2,948
Operating income	$272	$12	$284	$544	$12	$556
Operating margin	17.7%		18.5%	18.5%		18.9%

	Quarter Ended			Two Quarters Ended
	December 30, 2016(A)			December 30, 2016(A)
	As Reported	Adjustment(C)	Non-GAAP	As Reported	Adjustment(C)	Non-GAAP

	(In millions)
Revenue	$1,449	$—	$1,449	$2,869	$—	$2,869
Operating income	$277	$13	$290	$523	$30	$553
Operating margin	19.1%		20.0%	18.2%		19.3%
(A)Certain amounts reclassified to conform with current period presentation of our former government IT services business as discontinued operations
(B)Adjustment for a non-cash charge from an adjustment for deferred compensation
(C)Adjustments for Exelis Inc. acquisition-related charges

Table 7
HARRIS CORPORATION
FY '18 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016	Fiscal Year 2018 (Guidance)

	(In millions)
Net cash provided by operating activities	$278	$252	$373	$295	~$1,030
Less capital expenditures	(20)	(28)	(43)	(49)	(130)
Free cash flow	$258	$224	$330	$246	~$900

Table 8
HARRIS CORPORATION
FY '18 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of Guidance for FY '18 Income from Continuing Operations per Diluted Common Share to
FY '18 Non-GAAP Income from Continuing Operations per Diluted Common Share
(Unaudited)

2018
(Guidance)
GAAP income from continuing operations per diluted common share	$5.78 to $5.98
Estimated net impact of one-time non-cash charges associated with tax reform and other items	$.52
Non-GAAP income from continuing operations per diluted common share	$6.30 to $6.50